Dover Downs
Gaming & Entertainment, Inc.

IMPORTANT SPECIAL MEETING

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	FOR	AGAINST	ABSTAIN
1. To approve the transaction agreement (the "Merger Agreement") dated July 22, 2018, as amended, among Dover Downs Gaming & Entertainment, Inc., a Delaware corporation ("Dover Downs"), Twin River Worldwide Holdings, Inc., a Delaware corporation ("Twin River"), Double Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Twin River and DD Acquisition LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Twin River, as it may be amended from time to time, and the transactions contemplated by the Merger Agreement, including the merger described in the accompanying proxy statement (the "Merger").	☐	☐	☐
2. To approve to, by means of a non-binding, advisory vote, compensation that will or may become payable to Dover Downs' named executive officers in connection with the Merger as described in the accompanying proxy statement.	☐	☐	☐
3. To approve one or more adjournments of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the meeting.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy in the box below. If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Dover Downs Gaming & Entertainment, Inc.

REVOCABLE PROXY — DOVER DOWNS GAMING & ENTERTAINMENT, INC.

Special Meeting of Stockholders – March 26, 2019

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Henry B. Tippie and Denis McGlynn, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated on the right side of this proxy and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock and Class A Common Stock that the undersigned would be entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of Dover Downs Gaming & Entertainment, Inc. ("Dover Downs"), to be held at the Dover Downs Hotel & Casino, 1131 North DuPont Highway, Dover, Delaware 19901, on March 26, 2019 at 8:00 am, local time, or any adjournments thereof, on the matters set out on the reverse side of this Proxy and described in the accompanying proxy statement and, at their discretion, on any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY